EXHIBIT 21.1

Subsidiaries of the Registrant

•	Green House Holdings, Inc., a Nevada corporation

•	R-Squared Contracting, Inc. d/b/a GreenHouse, a California corporation (wholly-owned subsidiary of Green House Holdings, Inc.)